UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 1, 2007
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.
Section 1 — Registrant’s Business and Operations
Item 1.01 Amendment to Material Agreement.
Second Amendment to Credit Agreement
     On May 25th, 2007, Cincinnati Bell Inc. (the “Company”) amended its Credit Agreement originally dated as of February 16th, 2005 among the Company, as Borrower, certain of its subsidiaries as more specifically set forth therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, PNC Bank, National Association, as Swingline Lender and L/C Issuer, (as previously amended, the “Credit Agreement”) pursuant to a Second Amendment to Credit Agreement dated as of May 25th, 2007 among the Company, the Guarantors signatories thereto, the Lenders party thereto, the Bank of America, N.A., Administrative Agent and L/C Issuer, and PNC Bank, National Association, as Swingline Lender and L/C Issuer (the “Second Amendment”). The Second Amendment increases the size of the basket for permitted indebtedness attributable to capital leases and synthetic leases, at any one time outstanding, from $25,000,000.00 to $75,000,000.00.
     A copy of the Second Amendment is attached to this Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	The Second Amendment to the Credit Agreement, dated as of May 25th, 2007, among Cincinnati Bell Inc., as Borrower, certain subsidiaries as Guarantors thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, and PNC Bank, National Association, as Swingline Lender and L/C Issuer.

Form 8-K	Cincinnati Bell Inc.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson

Christopher J. Wilson Vice President, General Counsel & Secretary
Date: June 1, 2007

Exhibit Index

Exhibit No.	Exhibit

99.1	The Second Amendment to Credit Agreement, dated as of May 25th, 2007, among Cincinnati Bell Inc., as Borrower, certain subsidiaries as Guarantors thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, and PNC Bank, National Association, as Swingline Lender and L/C Issuer.